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                                                                    Exhibit 15.1


              Letter Re: Unaudited Interim Financial Information
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FMC Corporation
Chicago, Illinois

Ladies and Gentlemen:

With respect to this Registration Statement on Form S-3, we acknowledge our awareness of the use herein of our report dated April 14, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,


KPMG Peat Marwick LLP

Chicago, Illinois
July 15, 1998